UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report	March 8, 2007
(Date of earliest event reported)

Protection One Alarm
Protection One, Inc.	Monitoring, Inc.
(Exact Name of Registrant	(Exact Name of Registrant
as Specified in Charter)	as Specified in Charter)

Delaware	Delaware
(State or Other Jurisdiction	(State or Other Jurisdiction
of Incorporation)	of Incorporation)

1-12181-01	1-12181
(Commission File Number)	(Commission File Number)

93-1063818	93-1065479
(I.R.S. Employer	(I.R.S. Employer
Identification No.)	Identification No.)

1035 N. 3rd St.	1035 N. 3rd St.
Suite 101	Suite 101
Lawrence, Kansas 66044	Lawrence, Kansas 66044
(Address of Principal Executive	(Address of Principal Executive
Offices, Including Zip Code)	Offices, Including Zip Code)

(785) 856-5500	(785) 856-5500
(Registrant’s Telephone Number,	(Registrant’s Telephone Number,
Including Area Code)	Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchage Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2007, Protection One, Inc. (the “Company”) and Protection One Alarm Monitoring, Inc. entered into an agreement (the “Employment Agreement”) to employ Kimberly G. Lessner as Executive Vice President and Chief Marketing Officer of the Company.

Pursuant to the Employment Agreement, the Company has agreed to pay Ms. Lessner a base salary of not less than $265,000 per year.  Ms. Lessner will participate in the Company’s short term incentive plan with a target bonus of not less than 60% of her annual base salary and the potential to earn at least 100% of her annual base salary.

Pursuant to the Employment Agreement, on May 7, 2007, Ms. Lessner will be awarded options to purchase 100,000 shares of the Company’s common stock that will vest ratably each month during the 48 months after the date of grant, subject to accelerated vesting under certain circumstances following a Qualified Sale (as defined in the Company’s Stock Appreciation Rights Plan), with an exercise price equal to the fair market value of the Company’s common stock at the close of business on May 7, 2007.

If Ms. Lessner’s employment with the Company terminates pursuant to a Qualifying Termination (as defined in the Employment Agreement), the Company shall, among other things, pay Ms. Lessner a lump sum cash payment equal to the sum of (i) her annual base salary payable through the date of termination; (ii) bonus amounts payable for prior fiscal years; (iii) bonus amounts not paid as a result of Ms. Lessner’s election to defer payment; (iv) a pro rata portion of her annual bonus for the fiscal year in which the date of termination occurs; and (v) the cash equivalent of any accrued paid time off, in each case to the extent not already paid.  In addition, the Company shall pay Ms. Lessner a second cash lump-sum equal to the sum of her highest annual base salary during the 12 month period immediately prior to the date of termination plus an additional bonus in an amount calculated pursuant to the terms of the Employment Agreement.

The foregoing description of the material terms of the Employment Agreement is qualified by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1         Employment Agreement, dated as of March 8, 2007, by and among the Company, Protection One Alarm Monitoring, Inc. and Kimberly G. Lessner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTION ONE, INC.

Date: March 13, 2007	By: /s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer

PROTECTION ONE ALARM
MONITORING, INC.

Date: March 13, 2007	By: /s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer